     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1997
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CKS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                         77-0385435
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               10441 BANDLEY DRIVE
                           CUPERTINO, CALIFORNIA 95014
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          1996 SUPPLEMENTAL STOCK PLAN
                                 1995 STOCK PLAN

                            (FULL TITLE OF THE PLANS)


                                 MARK D. KVAMME
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CKS GROUP, INC.
                               10441 BANDLEY DRIVE
                           CUPERTINO, CALIFORNIA 95014
                                 (408) 366-5100
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    COPY TO:
                              BARRY E. TAYLOR, ESQ.
                              DANIEL R. MITZ, ESQ.
                               RAMSEY HANNA, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                    AMOUNT                  PROPOSED                PROPOSED              AMOUNT OF
         TITLE OF SECURITIES TO                     TO BE               MAXIMUM OFFERING        MAXIMUM AGGREGATE       REGISTRATION
             BE REGISTERED                        REGISTERED          PRICE PER SHARE (1)        OFFERING PRICE              FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under 1996
Supplemental Stock Plan                           1,000,000           $25.50/sh(2)                $ 2,550,000
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under
1995 Stock Plan, as amended                       1,600,000           $25.50/sh(2)                $40,800,000
------------------------------------------------------------------------------------------------------------------------------------
Total shares of Common Stock                      2,600,000                                       $66,300,000           $20,090.90
====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

(2) Based upon the price per share in trading on the Nasdaq Stock Market as of the close of business on April 7, 1997.

                                 CKS GROUP, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1996.

         2. The Registrant's reports on Form 8-K dated as of December 18, 1996 (as amended by Registrant's report on Form 8-K/A filed on March 6, 1997), January 3, 1997, January 31, 1997 (as amended by registrant's report on
Form 8-K/A filed on March 5, 1997), February 27, 1997, March 10, 1997, and March 24, 1997.

         3. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A dated October 23, 1995, including any amendment or report filed for purposes of updating such description.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145(a) of the Delaware General Corporation Law (the "Corporation Law") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the Corporation Law provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor
 ... [by reason of his service in one or the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonable incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability buy in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of chancery or such other court shall deem proper."

         Article VI of the Company's By-laws provides that the Company may indemnify each person who is or was a director or officer of the Company to the full extent permitted by Corporation Law. Such Article also provides that the Company may, but is not required to, indemnify its employees and agents (other than directors and officers) to the extent and in the manner permitted by the Corporation Law.

         The Registrant has entered into an indemnification agreement with each of its directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law and intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.           EXHIBITS

Exhibit
 Number                          Document
-------           --------------------------------------------------------------

4.1               1996 Supplemental Stock Plan.

4.2               1995 Stock Plan, as amended.

5.1 Opinion of counsel as to legality of securities being registered.

23.1              Consent of KPMG Peat & Marwick LLP, Independent Auditors.

23.2              Consent of Robbins, Spielman, Koenigsberg & Parker LLP,
                  Independent Auditors.

23.3              Consent of Ernst & Young LLP, Independent Auditors.

23.4              Consent of Counsel (contained in Exhibit 5.1).

24.1              Power of Attorney (see page 5).

ITEM 9.                    UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act or 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being regis tered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, CKS Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 8th day of April, 1997.

                         CKS GROUP, INC.


                         By:   /s/ CARLTON H. BAAB
                               -------------------------------------------------
                                   Carlton H. Baab, Executive Vice President and Chief Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Kvamme, Carlton H. Baab and Robert T. Clarkson and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                                   Title                             Date
       ---------                                                   -----                             ----
 /s/ MARK D. KVAMME                          President, Chief Executive                     April 8, 1997
---------------------------------------      Officer and Chairman of the Board
Mark D. Kvamme


 /s/ CARLTON H. BAAB                         Executive Vice President,
----------------------------------------     Chief Operating Officer, and                   April 8, 1997
Carlton H. Baab                              Chief Financial Officer,

                                             Director                                       April  , 1997
----------------------------------------
Thomas K. Suiter

 /s/ ALEXANDRE BALKANSKI                     Director                                       April 8, 1997
----------------------------------------
Alexandre Balkanski

/s/PIERRE R. LAMOND                          Director                                       April 8, 1997
----------------------------------------
Pierre R. Lamond

 /s/ BARRY R. LINSKY                         Director                                       April 8, 1997
----------------------------------------
Barry R. Linsky

/s/  MICHAEL B. SLADE                        Director                                       April 8, 1997
----------------------------------------
Michael B. Slade

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    EXHIBITS

--------------------------------------------------------------------------------

                       Registration Statement on Form S-8

                                 CKS GROUP, INC.

                                INDEX TO EXHIBITS


                                                                                                               Sequentially
                                                                                                                 Numbered
      Number                             Description                                                               Page
------------------          ------------------------------------------------------------------------------     -------------
      4.1                   1996 Supplemental Stock Plan

      4.2                   1995 Stock Plan, as amended

      5.1                   Opinion of counsel as to legality of Securities being registered

      23.1                  Consent of KPMG Peat Marwick LLP, Independent Auditors

      23.2                  Consent of Robbins, Spielman, Koenigsberg & Parker LLP, Independent Auditors

      23.3                  Consent of Ernst & Young LLP, Independent Auditors

      23.4                  Consent of Counsel  (contained in Exhibit 5.1)                                          ---

      24.1                  Power of Attorney                                                                        5


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